UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)              December 9, 2005

MONMOUTH CAPITAL CORPORATION

 (Exact name of Registrant as specified in its charter)

       New Jersey

   000-24282                21-0740878

   (State or other jurisdiction

(Commission

       (IRS Employer

     of incorporation)

File Number)    Identification Number)

       3499 Route 9N, Suite 3C, Freehold, NJ

07728

     (Address of principal executive offices)

(Zip Code)

     Registrant's telephone number, including area code         (732) 577-9993

     (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On December 9, 2005, the Company issued a press release announcing the acquisition of a 91,854 square-foot industrial building in El Paso, Texas with Jones Willmar, LLC, for a purchase price of approximately $9,000,000.

Item 8.01

Other Events.

On December 9, 2005, Jones EPI, LLC, a Delaware limited liability company (Jones EPI), in which Monmouth Capital Corporation (the Registrant) holds a 65% equity interest, purchased a 91,854 square foot industrial building in El Paso, Texas.  The building was purchased from Jones Willmar, LLC, a Delaware limited liability company (Jones Willmar), which holds a 35% equity interest in Jones EPI.

This warehouse facility is 100% leased to FedEx Ground Package System, Inc. under a net lease for 10 years (FedEx lease).  The purchase price was approximately $9,000,000.  Jones EPI obtained a mortgage of approximately $6,175,000.  This mortgage payable is at an interest rate of 5.40% and is due 2017.  The Registrant borrowed $1,836,000 against its securities portfolio with Wachovia Securities for its equity interest in Jones EPI.  The property acquired is commercial rental property and will continue to be used as such.  Registrant will account for this transaction as a purchase.

The following are the material factors to be considered in assessing the property:

          *

Description of Property – The property acquired is a 91,854 square foot industrial building located at 11501 Wilkinson, in El Paso, Texas on approximately 17.2 acres.  The property includes 87,984 square feet of warehouse space and 3,870 square feet of office space.  The facility can be expanded by 20,594 square feet.

*

Occupancy Rate and Number of Tenants – The commercial rental property acquired was constructed in 2005.  Commencing October 1, 2005, the property was 100% occupied under a 10-year net lease agreement with FedEx Ground Package System, Inc.  This FedEx lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

*

Principal Business of Tenant – FedEx Ground Package System, Inc. uses this property as a warehouse facility.  Registrant believes that FedEx Ground Package System, Inc. will continue to use this property as such.

*

Principal Provisions of the FedEx Lease – The following are the principal provisions of the FedEx lease:

                    Term

Monthly Rent

10/01/05 – 9/30/2015

  $55,632

At the end of the lease term, the tenant has two (5) year options.  Base rent during the first option term shall be $61,195 per month.  Base rent during the second option term shall be $64,255 per month.

          The Seller assigned the lease to Jones EPI.

*   Basis of Acquired Property for Depreciation – The basis for depreciation   is   the   purchase   price   of   the   property plus closing costs.  Approximately  $6,540,000 of  the  purchase price  is  attributable  to building and improvements,  which will be depreciated over a 39 year  life  on a straight-line basis (Modified Accelerated Recovery System).  The residual is attributable to land.

*   Anticipated Capital Improvements – The Registrant does not anticipate any significant capital improvements during the term of the lease described above.

*   Insurance Coverage – Insurance on the property is the responsibility of the tenant and Jones EPI and reimbursable by the tenant.

Registrant knows of no other material factors relating to the property acquired other than those discussed in this Form 8-K.

The following is pro forma financial information.   The impact of the property acquired to the financial statements of the Registrant is as follows:

ADJUSTMENTS TO STATEMENT OF INCOME

Rental and Occupancy Charges – Increase of $668,000 based upon scheduled rent in accordance with the FedEx lease terms.

Interest Expense – Increase of $434,000 based upon a mortgage of $6,175,000 at 5.40% interest with total monthly principal and interest payments of $45,097, and a margin line increase of $1,836,000, currently at 5.50%.

Depreciation Expense – Increase of $168,000 based upon approximately $6,540,000 of the purchase price being attributed to building and improvements, and straight-line depreciation over a 39 year life.

Minority Interest – Increase of $24,000 based upon approximately 35% minority interest

Net Income – Increase of $42,000 (rental and occupancy charges less interest expense, depreciation expense and minority interest).

The effect of cash made available by operations will be an increase of $210,000 (net income plus depreciation).

ADJUSTMENTS TO THE BALANCE SHEET AT DATE OF PURCHASE

Land, Buildings, Improvements and Equipment – Increase of approximately $9,000,000, based on the purchase price and closing costs.

Loans Payable – Increase of $1,836,000, the total amount used on the margin line.

Mortgages Payable – Increase of $6,175,000, the amount of the mortgage on the acquired property.

Minority Interest – Increase of $989,000, the amount of investment made by Jones Willmar in Jones EPI.

Registrant knows of no other financial statement item which would be materially affected by the acquired property.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits.

99

Press Release dated December 9, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934,

     The Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH CAPITAL CORPORATION

                                /s/   Anna T. Chew

                                ANNA T. CHEW

                                Chief Financial Officer

     Date        December 9, 2005

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